Exhibit 36.1

Thor Shareholders Vote to Approve Company Initiatives to Improve Corporate Governance and Board Diversity

ELKHART, Ind.--(BUSINESS WIRE)--December 17, 2018--Thor Industries, Inc. (NYSE:THO) today announced that shareholders approved a number of corporate governance enhancements at the annual meeting of shareholders held on December 14, 2018. Shareholders voted to elect Amelia A. Huntington to the Board of Directors, marking the first female director elected to the Board by the shareholders, which followed her appointment in October. In addition, shareholders approved a proposal to declassify the Board of Directors such that each member of the Board will stand for election each year beginning with the 2019 Annual Meeting.

“We are pleased with the continued progress we have made in improving Thor’s corporate governance and enhancing the diversity of our Board,” commented Peter B. Orthwein, Thor’s Executive Chairman. “Despite her recent tenure, Amy has been a solid addition to our Board of Directors, offering different perspectives that enhance our business and our approach to managing our Company. In addition, the move to declassify our Board will help to enhance our overall governance and alignment of our Board members to our shareholders, which is a long-term goal of our Board.”

At the meeting, 91.2% of the eligible votes were cast in person or by proxy for the election of three directors, the ratification of Thor’s Independent Registered Public Accounting Firm, the advisory vote on executive compensation, and the vote on declassification of the Board of Directors. Based on the votes cast, all of the directors up for election were elected and all of the proposals passed.

On Proposal 1, approximately 88.5% of votes cast were for the election of Andrew Graves as director, approximately 89.3% of votes cast were for the election of Amelia A. Huntington as director, and approximately 88.8% of votes cast were for the election of Christopher Klein as director. On Proposal 2, the ratification of Deloitte & Touche LLP as Thor’s Independent Registered Public Accounting Firm, approximately 98.5% of votes cast were for the proposal. On Proposal 3, the advisory vote to approve the compensation of Thor’s named executive officers, approximately 80.0% of votes cast were for the proposal. On Proposal 4, the vote on declassification of the Board of Directors, approximately 89.9% of votes cast were for the proposal.

About Thor Industries, Inc.
Thor is the sole owner of operating subsidiaries that, combined, represent the world’s largest manufacturer of recreational vehicles. For more information on the Company and its products, please go to www.thorindustries.com.

Forward Looking Statements
This release includes certain statements that are “forward looking” statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward looking statements are made based on management’s current expectations and beliefs regarding future and anticipated developments and their effects upon Thor, and inherently involve uncertainties and risks. These forward looking statements are not a guarantee of future performance. We cannot assure you that actual results will not differ materially from our expectations. Factors which could cause materially different results include, among others, raw material and commodity price fluctuations; raw material, commodity or chassis supply restrictions; the impact of tariffs on material or other input costs; the level and magnitude of warranty claims incurred; legislative, regulatory and tax law and/or policy developments including their potential impact on our dealers and their retail customers or on our suppliers; the costs of compliance with governmental regulation; legal and compliance issues including those that may arise in conjunction with recently completed or announced transactions; lower consumer confidence and the level of discretionary consumer spending; interest rate fluctuations; the potential impact of interest rate fluctuations on the general economy and specifically on our dealers and consumers; restrictive lending practices; management changes; the success of new and existing products and services; consumer preferences; the ability to efficiently utilize production facilities; the pace of acquisitions and the successful closing, integration and financial impact thereof; the potential loss of existing customers of acquisitions; our ability to retain key management personnel of acquired companies; a shortage of necessary personnel for production; the loss or reduction of sales to key dealers; disruption of the delivery of units to dealers; increasing costs for freight and transportation; asset impairment charges; cost structure changes; competition; the impact of potential losses under repurchase agreements; the potential impact of the strength of the U.S. dollar on international demand; general economic, market and political conditions; and changes to investment and capital allocation strategies or other facets of our strategic plan. Additional risks and uncertainties surrounding the acquisition of Erwin Hymer Group SE (the "Erwin Hymer Group") include risks regarding the anticipated timing of the closing of the acquisition, the potential benefits of the proposed acquisition and the anticipated operating synergies, the satisfaction of the conditions to closing the acquisition in the anticipated timeframe or at all, the integration of the business, changes in Euro-U.S. dollar exchange rates that could impact the mark-to-market value of outstanding derivative instruments, the impact of exchange rate fluctuations and unknown or understated liabilities related to the acquisition and Erwin Hymer Group's business. These and other risks and uncertainties are discussed more fully in Item 1A of our Annual Report on Form 10-K for the year ended July 31, 2018 and Part II, Item 1A of our quarterly report on Form 10-Q for the period ended October 31, 2018.

We disclaim any obligation or undertaking to disseminate any updates or revisions to any forward looking statements contained in this release or to reflect any change in our expectations after the date hereof or any change in events, conditions or circumstances on which any statement is based, except as required by law.

CONTACT:
Mark Trinske
Vice President of Investor Relations
(574) 970-7912
mtrinske@thorindustries.com